Scottish Re Group Limited Announces Operating Results For The Second Quarter Ended June 30, 2005

HAMILTON, Bermuda--(BUSINESS WIRE)--July 28, 2005--Scottish Re Group Limited (NYSE:SCT) today reported that net income for the quarter ended June 30, 2005 was $1.6 million, or $0.03 per diluted ordinary share, as compared to $28.7 million, or $0.77 per diluted ordinary share for the prior year period. Net income for the six months ended June 30, 2005 was $35.0 million or $0.76 per diluted ordinary share, as compared to $38.8 million, or $1.04 per diluted ordinary share for the prior year period.

Net operating earnings were $19.7 million, or $0.42 per diluted ordinary share for the quarter ended June 30, 2005 as compared to $18.1 million, or $0.49 per diluted ordinary share for the prior year period. Net operating earnings were $46.6 million, or $1.01 per diluted ordinary share for the six months ended June 30, 2005 as compared to $34.7 million or $0.93 per diluted ordinary share for the prior year period.

"Net operating earnings" is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP net income by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for net income determined in accordance with GAAP. Reconciliations to GAAP net income are provided in the following tables.

The results for the quarter were negatively impacted by higher than expected mortality in the quarter that decreased net income and net operating earnings by approximately $11.2 million, or $0.24 per diluted share.

"We are disappointed with the results for the quarter," said Scott E. Willkomm, President and Chief Executive Officer of Scottish Re Group Limited . "Unfortunately, a greater than expected number of large claims in North America caused us to miss our earnings expectations for the quarter."

"However, it is important to put this in context and recall that we are in the business of accepting risk," he added. "While we take a long-term outlook when developing our expected returns, yet fluctuations in mortality can lead to short-term earnings volatility in any reporting period. If there wasn't any volatility, ceding companies would be less interested in reinsuring their business. Our job is to minimize that volatility to acceptable levels over the long term."

"We minimize volatility by limiting our per-life exposures and maintaining very robust retrocession programs. Furthermore, we purchase special retro coverage to minimize the potential volatility that can arise from per-life retentions that are greater than our own," he said. "Finally, we purchase catastrophe and clash coverage to protect ourselves from events beyond our control."

Mr. Willkomm added, "The total number of claims in the second quarter was marginally less than what we experienced in the first quarter and consistent with expected levels. However, in the second quarter, we received three very large claims that together totaled $5.3 million. In total, we received 16 more claims in the second quarter with claim amounts greater than $500,000 than we expected."

"The higher than expected number of large claims - which we define as claims in excess of $500,000 - did not come from any one ceding company and were not concentrated in any one block or segment of our business," he added. "We anticipate that our claims experience will revert to more expected levels, but the nature of our business is such that our results will continue to be subject to mortality volatility that can impact our results in a positive or negative manner."

On a trailing twelve months basis, the Company's return on average equity - measured by dividing net operating earnings by average shareholders equity excluding the effect of FAS 115 and the change in fair value of embedded derivatives - was 11.2%. If the Company had not experienced adverse mortality this quarter, its return on average equity for the last twelve months would have been approximately 12.5%.

Total revenue for the quarter increased to $503.8 million from $226.9 million for the prior year period, an increase of 122%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter increased to $525.0 million from $214.0 million for the prior year period, an increase of 145%. Total revenue for the six months ended June 30, 2005 increased to $1.1 billion from $406.1 million for the prior year period, an increase of 171%.

Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the six months increased to $1.1 billion from $400.4 million for the prior year period, an increase of 175%. Total benefits and expenses increased to $510.6 million for the quarter from $199.9 million, an increase of 155%. For the six months ended June 30, 2005, total benefits and expenses increased to $1.0 billion from $367.8 million, an increase of 172%. The increases were principally driven by the acquisition of the ING individual life business and growth in the Company's reinsurance business in North America.

The Company's operating expense ratio (which is the ratio of operating expenses to total revenue excluding realized gains/losses and the change in value of embedded derivatives) for the last twelve months ended June 30, 2005 was 4.8%, as compared to an operating expense ratio of 6.7% for the year ended December 31, 2004. Operating expenses in the second quarter were approximately $2 million greater than the first quarter of 2005 due to professional fees incurred in connection with our financial improvement project in our International business.

The Company's total assets were $10.3 billion as of June 30, 2005. The core investment portfolio, comprising fixed maturity investments, preferred stock and most of the cash and cash equivalents, totaled $5.6 billion, and had an average quality rating of "AA-", an effective duration of 3.6 years and a weighted average book yield of 4.6%. This compares with a portfolio balance of $4.3 billion, an average quality rating of "AA-", effective duration of 3.8 years and an average book yield of 4.2% as of December 31, 2004.

Funds withheld at interest, totaling $1.9 billion, had an average quality rating of "A", an effective duration of 5.2 years and a weighted average book yield of 5.8% at June 30, 2005. This compares with a total of $2.1 billion with an average quality rating of "A+", an effective duration of 3.9 years and an average book yield of 5.2% at December 31, 2004. The market value of the funds withheld at interest amounted to $1.9 billion at June 30, 2005.

Mr. Willkomm added, "The integration of the ING Re business is progressing quite favourably and is slightly ahead of what was anticipated at the time of the transaction. By the end of 2005, we expect to move all of our North American administrative operations from Charlotte to Denver and to migrate our administrative platform to an upgraded version of the ING Re administration system that was acquired during the course of the transaction."

"In addition, new business production continues to be strong and during the second quarter, we added $38.5 billion of new traditional life reinsurance volume, bringing total 2005 new business to $87.5 billion."

As of June 30, 2005, the Company had approximately $1.1 trillion of gross life reinsurance in force covering 13.9 million lives with an average benefit per life of $74,000 in our North American operations. As of June 30, 2004, we had approximately $298 billion of life reinsurance in force covering 7.4 million lives with an average benefit per life of $40,000 in our North American operations.

The Company's book value per share was $23.74 at June 30, 2005 as compared to $21.60 per share at December 31, 2004. Fully diluted book value per share was $20.13 at June 30, 2005 as compared to $19.43 at December 31, 2004.

The Company's earnings conference call has been changed to 8:30 am (EDT) on Friday, July 29, 2005. The dial-in number is (877) 502-2902 or (706) 679-5950 and the reservation number is 7550420. A replay of the call will be available beginning at 1:00 pm on Friday, July 29, 2005 and running through Thursday, August 18, 2005. The dial-in number for the replay is (800) 642-1687 or (706) 645-9291 and the PIN code is 7550420. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, http://www.scottishre.com/conferencecall.

Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life

Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, http://www.scottishre.com.

Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


Scottish Re Group Limited
                              Financial Highlights
     (Stated in Thousands of United States Dollars, Except Per Share Data)
                                   (Unaudited)
--------------------------------------------------------------------------

              Three months   Three months   Six months    Six months
                  ended          ended         ended         ended
              June 30, 2005  June 30, 2004 June 30, 2005 June 30, 2004
              -------------  ------------- ------------- -------------

Total revenue      $503,778      $226,909    $1,061,911      $406,085
Net operating
 earnings(a)         19,715        18,111        46,645        34,726
Net income            1,591        28,670        35,011        38,764

Net operating
 earnings per
 share
  Basic               $0.45         $0.51         $1.12         $0.98
  Diluted             $0.42         $0.49         $1.01         $0.93

Earnings per
 share
  Basic               $0.04         $0.80         $0.84         $1.09
  Diluted             $0.03         $0.77         $0.76         $1.04

Dividends per
 share                $0.05         $0.05         $0.10         $0.10

Weighted
 average
 ordinary
 shares
  Outstanding
  Basic          43,462,385    35,747,254    41,726,320    35,537,458
  Diluted        47,136,889    37,328,448    46,179,275    37,279,282

(a) Excludes effect of realized gains and losses, change in value of embedded derivatives and the amortization of related deferred acquisition costs.


                                     June 30, 2005   December 31, 2004
                                   ----------------- -----------------
Book value per share                         $23.74            $21.60
Fully diluted book value per share
 - excluding other comprehensive
 income and fair value of embedded
 derivatives                                 $20.13            $19.43


                            Scottish Re Group Limited
                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)

                                     June 30, 2005   December 31, 2004
                                   ----------------- -----------------

Assets
Fixed maturity investments               $5,119,254        $3,392,463
Preferred stock                             130,231           125,204
Cash and cash equivalents                   320,531           794,639
Other investments                            24,594            16,250
Funds withheld at interest                1,895,353         2,056,280
                                   ----------------- -----------------
    Total investments                     7,489,963         6,384,836
Accrued interest receivable                  39,645            32,092
Net proceeds receivable on
 preferred shares                           120,786                 -
Reinsurance balances and risk fees
 receivable                                 443,589           470,817
Deferred acquisition costs                  477,449           417,306
Amounts recoverable from
 reinsurers                                 792,296           774,503
Present value of inforce business            58,752            62,164
Goodwill                                     34,125            34,125
Other assets                                 75,382            61,668
Segregated assets                           799,329           783,573
                                   ----------------- -----------------
     Total assets                       $10,331,316        $9,021,084
                                   ================= =================

Liabilities
Reserves for future policy
 benefits                                $3,524,757        $3,370,562

Interest sensitive contract
 liabilities                              3,278,793         3,181,447
Collateral finance facilities             1,050,000           200,000
Accounts payable and other
 liabilities                                102,317            68,311
Reinsurance balances payable                100,060           116,589
7.00% Convertible junior
 subordinated notes                               -            41,282
Long term debt                              244,500           244,500
Segregated liabilities                      799,329           783,573
                                   ----------------- -----------------
     Total liabilities                    9,099,756         8,006,264
                                   ----------------- -----------------

Minority Interest                             9,920             9,697
Mezzanine Equity                            142,753           142,449
Shareholders' equity
Ordinary shares, par value $0.01
 per share:
Issued and fully paid:45,453,472
 ordinary shares (2004 -
 39,931,145)                                    454               399
Preferred shares,  par value $0.01:
    Issued and fully paid:
     10,750,000 shares (2004-
     5,750,000)                             125,000                 -
Additional paid- in capital                 726,850           684,719
Accumulated other  comprehensive
 income                                      50,051            31,604
Retained earnings                           176,532           145,952
                                   ----------------- -----------------
    Total shareholders' equity            1,078,887           862,674
                                   ----------------- -----------------
 Total liabilities and
  shareholders' equity                  $10,331,316        $9,021,084
                                   ================= =================


                            Scottish Re Group Limited
                        Consolidated Statements of Income
                  (Stated in Thousand of United States Dollars)

               Three months  Three months   Six months    Six months
                   ended         ended         ended         ended
               June 30, 2005 June 30, 2004 June 30, 2005 June 30, 2004
               ------------- ------------- ------------- -------------
Revenues
Premiums earned    $438,625      $155,980      $903,875      $289,327
Investment
 income, net         83,554        54,817       164,033       104,919
Fee income            2,785         3,189         6,409         6,141
Realized gains
 (losses)               934        (1,687)        4,229          (266)
Change in value
 of embedded
 derivatives,
 net                (22,120)       14,610       (16,635)        5,964
               ------------- ------------- ------------- -------------

     Total
      revenues      503,778       226,909     1,061,911       406,085
               ------------- ------------- ------------- -------------

Benefits and
 expenses
Claims and
 other policy
 benefits           311,493       122,988       674,766       218,155
Interest
 credited to
 interest
 sensitive
 contract
  liabilities        31,723        25,465        62,365        49,658
Acquisition
 costs and
 other
 insurance
 expenses, net      124,226        37,589       217,438        70,458
Operating
 expenses            26,500        10,901        51,069        23,755
Collateral
 finance
 facilities
 expense             11,821             -        19,241             -
Interest
 expense              4,813         2,996        10,407         5,773
               ------------- ------------- ------------- -------------
     Total
      benefits
      and
      expenses      510,576       199,939     1,035,286       367,799
               ------------- ------------- ------------- -------------

Income (loss)
before income
 taxes and
 minority
 interest            (6,798)       26,970        26,625        38,286
Income tax
 benefit              8,187         1,689         8,555           816
               ------------- ------------- ------------- -------------
Income before
 minority
 interest             1,389        28,659        35,180        39,102
Minority
 interest               202            11          (169)         (338)
               ------------- ------------- ------------- -------------
Net income           $1,591       $28,670       $35,011       $38,764
               ============= ============= ============= =============

                            Scottish Re Group Limited
                Supplemental Information - Net Operating Earnings
                  (Stated in Thousand of United States Dollars,
                            Except Per Share Amounts)

               Three months  Three months   Six months    Six  months
                   ended         ended         ended         ended
               June 30, 2005 June 30, 2004 June 30, 2005 June 30, 2004
               ------------- ------------- ------------- -------------

Net operating
 earnings
-------------
Net income           $1,591       $28,670       $35,011       $38,764
Realized losses
 (gains)               (934)        1,687        (4,229)          266
Change in value
 of embedded
 derivatives,
 net                 22,120       (14,610)       16,635        (5,964)
Taxes on
 realized
 gains/losses
 and change in
 value of
 embedded
 derivatives         (3,062)        2,364          (772)        1,660
               ------------- ------------- ------------- -------------

Net operating
 earnings           $19,715       $18,111       $46,645       $34,726

Net operating
                                  earnings per
 share
    Basic             $0.45         $0.51         $1.12         $0.98
    Diluted           $0.42         $0.49         $1.01         $0.93
               ============= ============= ============= =============

Weighted
 average number
 of shares
  Outstanding
  Basic          43,462,385    35,747,254    41,726,320    35,537,458
  Diluted        47,136,889    37,328,448    46,179,275    37,279,282


                            Scottish Re Group Limited
              Supplemental Information - Segment Operating Results
                  (Stated in Thousand of United States Dollars)

                         Life Reinsurance North America

                       Three months ended        Six  months ended
                              June 30                 June 30
                   ------------------------- -------------------------
                       2005         2004         2005        2004
                   ------------ ------------ ------------ ------------
Premiums earned        $410,687     $127,272     $848,560    $232,874

Investment income,
 net                     80,956       50,979      158,487      98,386
Fee income                2,007        2,248        4,907       4,350
Realized gains
 (losses)                 2,208       (1,552)       3,650         140
Change in value of
 embedded
 derivatives, net       (22,120)      14,610      (16,635)      5,964
                   ------------ ------------ ------------ ------------
Total revenues          473,738      193,557      998,969     341,714
                   ------------ ------------ ------------ ------------

Claims and other
 policy benefits        293,599      102,485      637,787     178,078
Interest credited
 to interest
 sensitive contract
 liabilities             31,723       25,465       62,365      49,658
Acquisition costs
 and other
 insurance
 expenses, net          119,737       35,701      208,793      65,236
Operating expenses       10,221        4,142       21,894       9,105
Collateral finance
 facilities expense      10,448            -       16,633           -
Interest expense          2,657          939        5,365       1,625
                   ------------ ------------ ------------ ------------
Total benefits and
 expenses               468,385      168,732      952,837     303,702
                   ------------ ------------ ------------ ------------
Income before
 income taxes and
 minority interest        5,353       24,825       46,132      38,012
Income tax benefit        8,465        1,734        8,678         922
                   ------------ ------------ ------------ ------------
Income before
 minority interest       13,818       26,559       54,810      38,934
Minority interest           202           11         (169)       (338)
                   ------------ ------------ ------------ ------------
Net income              $14,020      $26,570      $54,641     $38,596
                   ============ ============ ============ ============

Net operating
 earnings
-------------
Net income              $14,020      $26,570      $54,641     $38,596
Net realized losses
 (gains)                 (2,208)       1,552       (3,650)       (140)
Change in value of
 embedded
 derivatives, net        22,120      (14,610)      16,635      (5,964)
Taxes on above
 items                   (3,204)       2,419         (958)      1,738
                   ------------ ------------ ------------ ------------
Net operating
 earnings               $30,728      $15,931      $66,668     $34,230
                   ============ ============ ============ ============

                       Scottish Re Group Limited
   Supplemental Information - Segment Operating Results (continued)
             (Stated in Thousand of United States Dollars)

                         Life Reinsurance International

                           Three months ended     Six months ended
                               June 30                 June 30
                         --------------------- -----------------------
                            2005       2004       2005        2004
                         ---------- ---------- ---------- ------------
Premiums earned             $27,938    $28,708    $55,315     $56,453
Investment income, net        2,352      3,574      4,942       5,722
Realized gains (losses)          88       (189)       585        (340)
                         ---------- ---------- ---------- ------------
Total revenues               30,378     32,093     60,842      61,835
                         ---------- ---------- ---------- ------------

Claims and other policy
 benefits                    17,894     20,503     36,979      40,077
Acquisition costs and
 other insurance
 expenses, net                3,975      1,334      7,612       3,983
Operating expenses            7,285      3,757     13,134       8,166
                         ---------- ---------- ---------- ------------
Total benefits and
 expenses                    29,154     25,594     57,725      52,226
                         ---------- ---------- ---------- ------------
Income before income
 taxes                        1,224      6,499      3,117       9,609
Income tax expense             (195)    (1,085)       (66)     (1,123)
                         ---------- ---------- ---------- ------------
Net income                   $1,029     $5,414     $3,051      $8,486
                         ========== ========== ========== ============
Net operating earnings
----------------------
Net income                   $1,029     $5,414     $3,051      $8,486
Realized losses (gains)         (88)       189       (585)        340
Taxes on realised losses
 (gains)                          9        (55)       174         (78)
                         ---------- ---------- ---------- ------------
Net operating earnings         $950     $5,548     $2,640      $8,748
                         ========== ========== ========== ============


                       Scottish Re Group Limited
        Supplemental Information - Segment Operating Results (continued)
                  (Stated in Thousand of United States Dollars)

                                Corporate & Other

                           Three months ended     Six months ended
                                 June 30               June 30
                          --------------------- ----------------------
                             2005       2004       2005       2004
                          ---------- ---------- ---------- -----------
Investment income, net          $246       $264       $604       $811

Fee income                       778        941      1,502      1,791
Realized gains (losses)       (1,362)        54         (6)       (66)
                          ---------- ---------- ---------- -----------
Total revenues                  (338)     1,259      2,100      2,536
                          ---------- ---------- ---------- -----------

Acquisition costs and
 other insurance expenses,
 net                             514        554      1,033      1,239
Operating expenses             8,994      3,002     16,041      6,484
Collateral finance
 facilities expense            1,373          -      2,608          -
Interest expense               2,156      2,057      5,042      4,148
                          ---------- ---------- ---------- -----------
Total benefits and
 expenses                     13,037      5,613     24,724     11,871
                          ---------- ---------- ---------- -----------
Loss before income taxes     (13,375)    (4,354)   (22,624)    (9,335)
Income tax benefit
 (expense)                       (83)     1,040        (57)     1,017
Loss                        $(13,458)   $(3,314)  $(22,681)   $(8,318)
                          ========== ========== ========== ===========
Net operating loss
------------------
Loss                        $(13,458)   $(3,314)  $(22,681)   $(8,318)
Realized losses (gains)        1,362        (54)         6         66
Taxes on realised losses
 (gains)                         133          -         12          -
                          ---------- ---------- ---------- -----------
Net operating loss          $(11,963)   $(3,368)  $(22,663)   $(8,252)
                          ========== ========== ========== ===========


                            Scottish Re Group Limited
              Supplemental Information - Business Acquired from ING
                  (Stated in Thousand of United States Dollars)

    This supplemental information is in respect of the business acquired from ING. This information also includes premiums earned, claims and other policy benefits and acquisition costs and other insurance expenses related to 2005 new business on treaties that remained open to new business after the date of acquisition. Since this block has been combined with the Company's existing North America Traditional Solutions business, shared operating expenses are not allocated directly to the results of the block.

                                        Three months     Six months
                                            ended           ended
                                        June 30, 2005   June 30, 2005
                                       --------------- ---------------
Premiums earned (1)                          $278,776        $567,007
Investment income, net                         18,584          36,093
Realized gains                                    394           2,294
Change in value of embedded
 derivatives, net                             (17,616)        (13,231)
                                       --------------- ---------------
Total revenues                                280,138         592,163
                                       --------------- ---------------

Claims and other policy benefits (1)          183,056         412,544
Acquisition costs and other insurance
 expenses, net (1)                             77,895         136,379
Operating expenses(2)                           4,538           9,690
                                       --------------- ---------------
Total benefits and expenses                   265,489         558,613
                                       --------------- ---------------
Income before income taxes and minority
 interest                                     $14,649         $33,550
                                       =============== ===============

(1) Includes premiums earned in connection with new business written in 2005 on treaties that were still open to new business after the date of acquisition.
(2) Operating expenses include only direct expenses and do not include an allocation of shared expenses from the Company's North American operation.


                            Scottish Re Group Limited
            Supplemental Information - Book Value Per Ordinary Share
                 and Fully Diluted Book Value Per Ordinary Share
                  (Stated in Thousand of United States Dollars,
                            Except Per Share Amounts)

     Fully diluted book value per ordinary share is a non-GAAP measure, based on total shareholder's equity plus the assumed proceeds from the exercise of outstanding options, warrants and other convertible securities, divided by the sum of shares, options and warrants outstanding, and the number of shares required upon the conversion of convertible securities. The Company believes that fully diluted book value per ordinary share more accurately reflects the book value that is attributable to an ordinary share.

                                    June 30, 2005   December 31, 2004
                                  ----------------- ------------------

Shareholders' equity - end of
 period                                 $1,078,887           $862,674
Other comprehensive income                 (50,051)           (31,604)
Fair value of embedded
 derivative, net                            21,798              5,162
Preferred shares                          (125,000)                 -
Net proceed from assumed:
     Conversion of options                  46,090             37,085
     Conversion warrants                    39,750             39,782
Conversion of Mezzanine Equity             143,750            143,750
Conversion of 7% Convertible
 notes                                           -             41,282
                                  ----------------- ------------------
Numerator for diluted book value
 per share calculation                  $1,155,224         $1,098,131
                                  ================= ==================

Ordinary shares outstanding-end
 of period                              45,453,472         39,931,145
Potential shares issued from
 assumed:
      Exercise of options and
       restricted stock units            3,199,936          2,491,236
      Conversion of warrants             2,650,000          5,856,431
Conversion of Mezzanine Equity           6,099,025          6,099,025
Conversion of 7% Convertible
 notes                                           -          2,130,709
                                  ----------------- ------------------
Denominator for diluted book
 value per share calculation            57,402,433         56,508,546
                                  ================= ==================


Book value per ordinary share               $23.74             $21.60

Fully diluted book value per
 ordinary share (excluding other
 comprehensive income and the
 fair value of embedded
 derivatives)                               $20.13             $19.43

    CONTACT: Scottish Re Group Limited , Hamilton
             Scott E. Willkomm, 441-298-4364
             scott.willkomm@scottishre.com

    SOURCE: Scottish Re Group Limited